Exhibit 5.1


           [Letterhead of LOWENSTEIN, SANDLER, KOHL, FISHER & BOYLAN]

                                December 19, 1997


Lakeland Bancorp, Inc.
254 Oak Ridge Road
Oak Ridge, NJ 07438

Gentlemen:

     You have requested our opinion in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of shares of the common stock, par value $2.50 per share (the "Common Stock"), of Lakeland Bancorp, Inc. (the "Company") on a registration statement on Form S-4 (the "Registration Statement"). The shares of Common Stock to which the Registration Statement relates are issuable to shareholders of Metropolitan State Bank ("MSB") upon consummation of the merger (the "Merger") described in the Agreement and Plan of Reorganization, dated September 16, 1997, between Lakeland and MSB (the "Merger Agreement").

     We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

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Lakeland Bancorp, Inc.                                         December 19, 1997


     Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Merger Agreement, when issued in accordance with the Merger Agreement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        LOWENSTEIN, SANDLER, KOHL,
                                             FISHER & BOYLAN, P.A.

                                        By:  /s/ LAURA R. KUNTZ
                                             ------------------
                                             Laura R. Kuntz

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